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                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



To the Stockholders and Board of Directors of RELTEC Corporation



    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-44277 of RELTEC Corporation of our report dated February 24, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of RELTEC Corporation, listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
Cleveland, Ohio
March 11, 1998